UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2025
TEXTRON INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-5480	05-0315468
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
40 Westminster Street, Providence, Rhode Island  02903
(Address of principal executive offices)
Registrant’s telephone number, including area code: (401) 421-2800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock – par value $0.125	TXT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

a.The 2025 Annual Meeting of Shareholders of Textron was held on April 23, 2025.
b.The results of the voting on the matters submitted to our shareholders are as follows:
1.The following persons were elected to serve as directors until the next annual shareholders’ meeting and received the following votes:

	For	Against	Abstain	Broker Non-Vote
Scott C. Donnelly	147,315,679	6,593,295	637,708	11,977,251
Richard F. Ambrose	151,616,131	2,471,099	459,452	11,977,251
Kathleen M. Bader	145,784,970	7,971,410	790,302	11,977,251
R. Kerry Clark	145,877,139	8,020,574	648,969	11,977,251
Michael X. Garrett	150,031,130	3,756,606	758,946	11,977,251
Deborah Lee James	150,001,622	3,908,989	636,071	11,977,251
Thomas A. Kennedy	151,262,878	2,625,169	658,635	11,977,251
Rob Mionis	151,751,848	2,136,399	658,435	11,977,251
Lionel L. Nowell III	150,918,988	2,952,670	675,024	11,977,251
Maria T. Zuber	140,217,341	13,702,734	626,607	11,977,251
2.The advisory (non-binding) resolution to approve the compensation of our named executive officers, as disclosed in our proxy statement, was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
142,127,513	11,518,225	900,944	11,977,251

3.The appointment of Ernst & Young LLP by the Audit Committee as Textron's independent registered public accounting firm for 2025 was ratified by the following vote:

For	Against	Abstain
158,739,846	7,220,136	563,951

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

By:	/s/ E. Robert Lupone
E. Robert Lupone
Executive Vice President, General Counsel and Secretary

Date: April 24, 2025